Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces

First Quarter 2023 Financial Results

COSTA MESA, CA – May 4, 2023 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended March 29, 2023

Highlights for the first quarter ended March 29, 2023 compared to the first quarter ended March 30, 2022 were as follows:

●	Total revenue was $114.5 million compared to $110.0 million.
●	System-wide comparable restaurant sales(1) increased 0.8%.
●	Income from operations was $7.8 million compared to $3.3 million.
●	Restaurant contribution(1) was $14.7 million, or 15.0% of company-operated restaurant revenue, compared to $9.7 million, or 10.3% of company-operated restaurant revenue.
●	Net income was $4.9 million, or $0.13 per diluted share, compared to net income of $2.1 million, or $0.06 per diluted share.
●	Adjusted net income(1) was $4.9 million, or $0.14 per diluted share, compared to $2.6 million, or $0.07 per diluted share.
●	Adjusted EBITDA(1) was $12.2 million, compared to $8.5 million.

(1)	System-wide comparable restaurant sales, restaurant contribution, adjusted net income and adjusted EBITDA are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are defined below under “Key Financial Definitions.” A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Larry Roberts, Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “We are encouraged by the start to 2023 and the progress we have made across our strategic pillars. For the first quarter, we achieved positive comparable restaurant sales despite unprecedented California weather and the lapping of our highly successful Beef Birria promotion. Our focus on restaurant level operating controls was instrumental in driving a 470 basis-point improvement in restaurant-level margins. This was achieved while customer service measures reached their highest levels in several years. On the development front, we signed three additional franchise development agreements for an incremental 26 new restaurants in three new markets. As we look ahead, we believe that the initiatives we have put in place to further differentiate our brand and drive awareness with younger consumers, our improved restaurant operations and continued efforts to attract high quality franchisees to the El Pollo loco system will drive sales, unit and profit growth.”

First Quarter 2023 Financial Results

Company-operated restaurant revenue in the first quarter of 2023 increased to $97.9 million, compared to $94.0 million in the first quarter of 2022, primarily due to an increase in company-operated comparable restaurant revenue of $3.5 million, or 3.8%. The company-operated comparable restaurant sales increase consisted of an approximately 6.3% increase in average check size due to increases in menu prices, partially offset by a 2.4% decrease in transactions. In addition, company-operated restaurant revenue was favorably impacted by $1.5 million of additional sales from restaurants opened during or after the first quarter of 2022 and a $0.3 million increase in revenue from restaurants that were temporarily closed due to the COVID-19 pandemic during the first quarter of 2022. This company-operated restaurant sales increase was partially offset by a $1.5 million decrease in revenue from the closure of two restaurants and the four company-operated restaurants sold by the Company to existing franchisees, in each case, during or subsequent to the first quarter of 2022.

Franchise revenue in the first quarter of 2023 increased 4.5% to $9.7 million, compared to $9.3 million in the first quarter of 2022. This increase was primarily due to nine franchise-operated restaurants openings and four company-operated restaurants sold by the Company to existing franchisees during or subsequent to the first quarter of 2022. This franchise revenue increase was partially offset by a franchise comparable restaurant sales decrease of 1.0%.

Income from operations in the first quarter of 2023 was $7.8 million, compared to $3.3 million in the first quarter of 2022. Restaurant contribution was $14.7 million, or 15.0% of company-operated restaurant revenue, compared to $9.7 million, or 10.3% of company-operated restaurant revenue in the first quarter of 2022. The increase in restaurant contribution as a percentage of company-operated restaurant revenue was largely due to higher menu prices, partially offset by the impact of wage increases.

General and administrative expenses in the first quarter of 2023 was $11.2 million, compared to $10.0 million in the first quarter of 2022. The increase for the quarter was primarily due to a $0.8 million increase in labor related costs, primarily related to an increase in management bonus expense and a $0.3 million increase in special costs related to the recent share distribution that occurred on March 28, 2023.

Net income for the first quarter of 2023 was $4.9 million, or $0.13 per diluted share, compared to net income of $2.1 million, or $0.06 per diluted share, in the first quarter of 2022. Adjusted net income was $4.9 million, or $0.14 per diluted share, during the first quarter of 2023, compared to $2.6 million, or $0.07 per diluted share, during the first quarter of 2022.

During the first quarter, after paying down $8.0 million on its five-year senior-secured revolving credit facility the Company’s outstanding debt balance was $58.0 million with $4.8 million in cash and cash equivalents as of March 29, 2023. Additionally, during the first quarter, the Company repurchased 552,349 shares of common stock under the 2022 Stock Repurchase Plan, using open market purchases, for total consideration of approximately $6.2 million.

Subsequent Events

Subsequent to the end of the quarter, the Company borrowed $2.0 million on its 2022 Revolver and outstanding borrowings as of May 4, 2023 were $60.0 million. Additionally, in an effort to reduce costs and redirect resources and to better support restaurant operations and future sales growth, on April 13, 2023 the Company made the decision to eliminate and restructure certain positions in the organization, which resulted in estimated one-time costs of approximately $1.1 million that will be recorded in the second quarter.

2023 Outlook

The Company is providing the following expectations for 2023:

●	The opening of three to five new company-owned restaurants and six to nine new franchised restaurants.
●	Capital spend of $25.0 - $29.0 million.
●	G&A expense between $42.0 and $45.0 million, inclusive of one-time costs of approximately $1.4 million primarily related to the reorganization and recent share distribution.
●	Adjusted income tax rate of 26.5 – 27.5%.

Definition of Non-GAAP and other Key Financial Measures

System-wide sales are neither required by, nor presented in accordance with, GAAP. System-wide sales are the sum of company-operated restaurant revenue and sales from franchised restaurants. The Company’s total revenue in the condensed consolidated statements of income is limited to company-operated restaurant revenue and franchise revenue from the Company’s franchisees. Accordingly, system-wide sales should not be considered in isolation or as a substitute for our results as reported under GAAP. Management believes that the presentation of system-wide sales provides useful information to investors because it is a measure that is widely used in the restaurant industry, including by our management, to evaluate brand scale and market penetration.

Company-operated restaurant revenue consists of sales of food and beverages in company-operated restaurants net of promotional allowances, employee meals, and other discounts. Company-operated restaurant revenue in any period is directly influenced by the number of operating weeks in such period, the number of open restaurants, and comparable restaurant sales. Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the first and fourth quarters due to reduced January and December traffic and higher in the second and third quarters. As a result of seasonality, our quarterly and annual results of operations and key performance indicators such as company-operated restaurant revenue and comparable restaurant sales may fluctuate.

Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer and excludes restaurants that were closed during the applicable period. At March 29, 2023, there were 181 restaurants in our comparable company-operated restaurant base and 468 restaurants in our comparable system restaurant base. Because other companies may calculate this measure differently than we do, comparable restaurant sales as presented herein may not be comparable to similarly titled measures reported by other companies. Management believes that comparable restaurant sales is a valuable metric for investors to evaluate the performance of our store base, excluding the impact of new stores and closed stores.

Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which includes food and paper costs, labor and related expenses, and occupancy and other operating expenses. Restaurant contribution therefore excludes franchise revenue, franchise advertising fee revenue and franchise expenses as well as certain other costs, such as general and administrative expenses, franchise expenses, depreciation and amortization, asset impairment and closed-store reserves, loss on disposal of assets and other costs that are considered corporate-level expenses and are not considered normal operating costs of our restaurants. Accordingly, restaurant contribution is not indicative of overall Company results and does not accrue directly to the benefit of shareholders because of the exclusion of certain corporate-level expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. Additionally, because other companies may calculate these measures differently than we do, restaurant contribution and restaurant contribution margin as presented herein may not be comparable to similarly titled measures reported by other companies. Management uses restaurant contribution and restaurant contribution margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors to highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures.

EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our underlying operating performance, as identified in the reconciliation table included under “Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA” in the accompanying financial tables at the end of this release. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our on-going operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from such non-GAAP financial measures. We further compensate for the limitations in our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.

Management uses EBITDA and adjusted EBITDA internally as supplemental measures of our operating performance, including to compare our performance to that of our competitors. Management believes (i) these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) these measures provide useful information to investors about our operational performance by highlighting trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted net income is neither required by, nor presented in accordance with, GAAP. Adjusted net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets or assets held for sale and asset impairment and closed store costs reserves, (ii) amortization expense and other estimate adjustments (whether expense or income) incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with securities class action litigation, (iv) extraordinary legal settlement costs, (v) insurance proceeds received related to securities class action legal expenses and (vi) provision for income taxes at a normalized tax rate of 26.9% for the thirteen weeks ended March 29, 2023 and 26.5% for the thirteen weeks ended March 30, 2022, which reflects our estimated long-term effective tax rate, including both federal and state income taxes (excluding the impact of the income tax receivable agreement and valuation allowance) and applied after giving effect to the foregoing adjustments. Because other companies may calculate these measures differently than we do, adjusted net income as presented herein may not be comparable to similarly titled measures reported by other companies. Management believes adjusted net income is an important supplement to GAAP measures that enhances the overall understanding of our operating performance and long-term profitability, and enables investors to more effectively compare the Company’s performance to prior and future periods.

Conference Call

The Company will host a conference call to discuss financial results for the first quarter of 2023 today at 4:30 PM Eastern Time. Larry Roberts, Chief Executive Officer and Ira Fils, Chief Financial Officer will host the call.

The conference call can be accessed live over the phone by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13735811. The replay will be available until Thursday, May 18, 2023. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco

El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 485 company-owned and franchised restaurants in Arizona, California, Nevada, Colorado, Texas, Utah, and Louisiana, El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include our 2023 outlook and statements regarding our ability to improve growth and profitability in the current challenging macroeconomic environment, as well as our ongoing business intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, sales levels, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties that could cause outcomes to differ materially from our expectations. These factors include, but are not limited to: uncertainty regarding a potential resurgence of the COVID-19 pandemic or another pandemic, epidemic or infectious disease outbreak on our company, our employees, our customers, our partners, our industry and the economy as a whole, as well as our franchisees’ ability to maintain operations in their individual restaurants; global economic or other business conditions that may affect the desire or ability of our customers to purchase our products such as inflationary pressures, high unemployment levels, increases in gas prices, and declines in median income growth, consumer confidence and consumer discretionary spending; our ability to open new restaurants in new and existing markets, including difficulty in finding sites and in negotiating acceptable leases; our ability to compete successfully with other quick-service and fast casual restaurants; vulnerability to changes in political and economic conditions and consumer preferences; our ability to attract, develop, assimilate and retain employees; vulnerability to conditions in the greater Los Angeles area and to natural disasters given the geographic concentration and real estate intensive nature of our business; the possibility that we may continue to incur significant impairment of certain of our assets, in particular in our new markets; changes in food and supply costs, especially for chicken, labor, construction and utilities; social media and negative publicity, whether or not valid, and our ability to respond to and effectively manage the accelerated impact of social media; our ability to continue to expand our digital business, delivery orders and catering; and other risks set forth in our filings with the Securities and Exchange Commission from time to time, including under Item 1A, Risk Factors in our annual report on Form 10-K for the year ended December 28, 2022, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, all of which are or will be available online at www.sec.gov.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures that are supplemental measures of the operating performance of our business and restaurants: System-wide sales, Restaurant contribution and restaurant contribution margin, EBITDA and adjusted EBITDA, and Adjusted net income. Our calculations of these non-GAAP financial measures may not be comparable to those reported by other companies. These measures have limitations as analytical tools, and are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons and to evaluate our restaurants’ financial performance against our competitors’ performance. We believe these measures they provide useful information about our operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. These non-GAAP financial measures may also assist investors in evaluating our business and performance relative to industry peers and provide greater transparency with respect to the Company’s financial condition and results of operation.

Additional information about these non-GAAP financial measures (System-wide sales, Restaurant contribution and restaurant contribution margin, EBITDA and adjusted EBITDA, and Adjusted net income) is provided under “Definitions of Non-GAAP and other Key Financial Measures” above. For a reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see “Unaudited Reconciliation of System-Wide Sales to Company-Operated Restaurant Revenue and Total Revenue,” “Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Unaudited Reconciliation of Net Income to Adjusted Net Income” and “Unaudited Reconciliation of Income from Operations to Restaurant Contribution” in the accompanying financial tables at the end of this press release.

Investor Contact:

Jeff Priester

ICR

Investors@elpolloloco.com

Media Contact:

Carmen Hernandez

Edible

EPL.Media@Edible-Inc.com

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share data)

	Thirteen Weeks Ended
	March 29, 2023		March 30, 2022
	$	%	$	%
Revenue:
Company-operated restaurant revenue	$97,873	85.5	$93,957	85.4
Franchise revenue	9,672	8.4	9,255	8.4
Franchise advertising fee revenue	6,981	6.1	6,836	6.2
Total revenue	114,526	100.0	110,048	100.0
Costs of operations:
Food and paper cost (1)	26,902	27.5	27,732	29.5
Labor and related expenses (1)	31,541	32.2	32,672	34.8
Occupancy and other operating expenses (1)	24,886	25.4	23,845	25.4
Gain on recovery of insurance proceeds, lost profits, net (1)	(151)	(0.2)	—	—
Company restaurant expenses (1)	83,178	84.9	84,249	89.7
General and administrative expenses	11,199	9.8	9,954	9.0
Franchise expenses	9,032	7.9	8,731	7.9
Depreciation and amortization	3,637	3.2	3,597	3.3
Loss on disposal of assets	30	0.0	66	0.1
Gain on disposition of restaurants	(136)	(0.1)	—	—
Impairment and closed-store reserves	77	0.1	131	0.1
Gain on recovery of insurance proceeds, property, equipment and expenses	(242)	(0.2)	—	—
Total expenses	106,775	93.2	106,728	97.0

Income from operations	7,751	6.8	3,320	3.0
Interest expense, net of interest income	1,004	0.9	430	0.4
Income tax receivable agreement income	(122)	(0.1)	(130)	(0.1)
Income before provision for income taxes	6,869	6.0	3,020	2.7
Provision for income taxes	1,951	1.7	905	0.8
Net income	$4,918	4.3	$2,115	1.9
Net income per share:
Basic	$0.14		$0.06
Diluted	$0.13		$0.06
Weighted average shares used in computing net income per share:
Basic	36,234,105		36,225,747
Diluted	36,478,158		36,480,354

(1)	Percentages for line items relating to cost of operations and company restaurant expenses are calculated with company-operated restaurant revenue as the denominator. All other percentages use total revenue.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED SLECTED CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED OPERATING DATA

(dollar amounts in thousands)

	As of
	March 29, 2023	December 28, 2022
Selected Balance Sheet Data:
Cash and cash equivalents	$4,789	$20,493
Total assets	590,325	597,218
Total debt	58,000	66,000
Total liabilities	309,781	316,070
Total stockholders’ equity	280,544	281,148

	Thirteen Weeks Ended
	March 29, 2023	March 30, 2022
Selected Operating Data:
Company-operated restaurants at end of period	187	188
Franchised restaurants at end of period	303	293
Company-operated:
Comparable restaurant sales growth	3.8%	2.3%
Restaurants in the comparable base	181	182

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF SYSTEM-WIDE SALES TO COMPANY-OPERATED RESTAURANT REVENUE AND TOTAL REVENUE

(in thousands)

	Thirteen Weeks Ended
(Dollar amounts in thousands)	March 29, 2023	March 30, 2022
Company-operated restaurant revenue	$97,873	$93,957
Franchise revenue	9,672	9,255
Franchise advertising fee revenue	6,981	6,836
Total Revenue	114,526	110,048
Franchise revenue	(9,672)	(9,255)
Franchise advertising fee revenue	(6,981)	(6,836)
Sales from franchised restaurants	155,614	152,577
System-wide sales	$253,487	$246,534

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Thirteen Weeks Ended
	March 29, 2023	March 30, 2022
Adjusted EBITDA:
Net income, as reported	$4,918	$2,115
Provision for income taxes	1,951	905
Interest expense, net of interest income	1,004	430
Depreciation and amortization	3,637	3,597
EBITDA	$11,510	$7,047
Stock-based compensation expense (a)	771	826
Loss on disposal of assets (b)	30	66
Impairment and closed-store reserves (c)	77	131
Gain on disposition of restaurants (d)	(136)	—
Income tax receivable agreement income (e)	(122)	(130)
Securities class action legal expense (f)	—	437
Special dividend (g)	129	—
Special legal (h)	298	—
Gain on recovery of insurance proceeds (i)	(394)	—
Pre-opening costs (j)	5	107
Adjusted EBITDA	$12,168	$8,484

(a)	Includes non-cash, stock-based compensation.
(b)	Loss on disposal of assets includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(c)	Includes costs related to impairment of long-lived and ROU assets and closing restaurants. During the thirteen weeks ended March 29, 2023, we recorded non-cash impairment charges of less than $0.1 million, primarily related to the carrying value of ROU assets of one restaurant in California. During the thirteen weeks ended March 30, 2022, we recorded non-cash impairment charges of $0.1 million primarily related to the long-lived assets of one restaurant in California.

During both the thirteen weeks ended March 29, 2023 and March 30, 2022, we recognized less than $0.1 million of closed-store reserve expense related to the amortization of ROU assets, property taxes and CAM payments for our closed locations.

(d)	During the thirteen weeks ended March 29, 2023, we completed the sale of one restaurant within the Orange County area to an existing franchisee. This sale resulted in cash proceeds of $0.2 million during the thirteen weeks ended March 29, 2023 and a net gain on sale of restaurant of $0.1 million for the thirteen weeks ended March 29, 2023.
(e)	On July 30, 2014, we entered into the TRA. This agreement calls for us to pay to our pre-IPO stockholders 85% of the savings in cash that we realize in our taxes as a result of utilizing our NOLs and other tax attributes attributable to preceding periods. For the thirteen weeks ended March 29, 2023 and March 30, 2022, income tax receivable agreement income consisted of the amortization of interest expense and changes in estimates for actual tax returns filed, related to our total expected TRA payments.
(f)	Consists of costs and recoveries related to the defense of securities lawsuits.
(g)	Consists of costs related to a special dividend declaration. On October 11, 2022, the Board of Directors declared a special dividend of $1.50 per share on the common stock of the Company. The special dividend was paid on November 9, 2022, to stockholders of record, including holders of restricted stock, at the close of business on October 24, 2022.
(h)	Consists of legal costs related to the recent share distribution that occurred on March 28, 2023.
(i)	In September 2022, one of our restaurants incurred damage resulting from a fire. In 2022, we disposed of less than $0.1 million of assets related to the fire. The restaurant was reopened for business on October 27, 2022. In fiscal 2023, we incurred costs directly related to the fire of less than $0.1 million. We recognized gains of $0.2 million, related to the reimbursement of property and equipment and expenses incurred and $0.2 million related to the reimbursement of lost profits. The gain on recovery of insurance proceeds and reimbursement of lost profits, net of the related costs is included in the accompanying condensed consolidated statements of income, for fiscal 2023, as a reduction of company restaurant expenses. We received from the insurance company cash of $0.4 million, net of the insurance deductible, during fiscal 2023.
(j)	Pre-opening costs are a component of general and administrative expenses, and consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including management labor costs, staff labor costs during training, food and supplies used during training, marketing costs, and other related pre-opening costs. These are generally incurred over the three to five months prior to opening. Pre-opening costs also include occupancy costs incurred between the date of possession and the opening date for a restaurant.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended
	March 29, 2023	March 30, 2022
Adjusted net income:
Net income, as reported	$4,918	$2,115
Provision for taxes, as reported	1,951	905
Income tax receivable agreement expense	(122)	(130)
Loss on disposal of assets	30	66
Gain on disposition of restaurants	(136)	—
Impairment and closed-store reserves	77	131
Securities lawsuits related legal expenses	—	437
Special dividend	129	—
Special legal	298	—
Gain on recovery of insurance proceeds	(394)	—
Provision for income taxes	(1,816)	(934)
Adjusted net income	$4,935	$2,590
Adjusted weighted-average share and per share data:
Adjusted net income per share
Basic	$0.14	$0.07
Diluted	$0.14	$0.07
Weighted-average shares used in computing adjusted net income per share
Basic	36,234,105	36,225,747
Diluted	36,478,158	36,480,354

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF INCOME FROM OPERATIONS TO RESTAURANT CONTRIBUTION

(dollar amounts in thousands)

	Thirteen Weeks Ended
	March 29, 2023	March 30, 2022
Restaurant contribution:
Income from operations	$7,751	$3,320
Add (less):
General and administrative expenses	11,199	9,954
Franchise expenses	9,032	8,731
Depreciation and amortization	3,637	3,597
Loss on disposal of assets	30	66
Gain on recovery of insurance proceeds, property, equipment and expenses	(242)	—
Franchise revenue	(9,672)	(9,255)
Franchise advertising fee revenue	(6,981)	(6,836)
Gain on disposition of restaurants	(136)	—
Impairment and closed-store reserves	77	131
Restaurant contribution	$14,695	$9,708

Company-operated restaurant revenue:
Total revenue	$114,526	$110,048
Less:
Franchise revenue	(9,672)	(9,255)
Franchise advertising fee revenue	(6,981)	(6,836)
Company-operated restaurant revenue	$97,873	$93,957

Restaurant contribution margin (%)	15.0%	10.3%